EXHIBIT 23

                           INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Fleet Financial Group, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-19425, 33-25872, 33-65230, 33-48818, 33-56061, 33-62367, 33-58933, 33-64635,
33-59139, 333-16037 and 333-44517) on Form S-8, the registration statements (Nos. 333-00701, 333-37231, 333-43625 and 33-36707) on Form S-3, and the
registration statements (Nos. 33-58573, 33-58933 and 333-42247) on Form S-4 of Fleet Financial Group, Inc. of our report dated January 15, 1998, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Annual Report to Shareholders of Fleet Financial Group, Inc., and has been incorporated by reference on Form 10-K of of Fleet Financial Group, Inc. for the year ended December 31, 1997.


                                                       /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
March 18, 1998